UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Hasbro, Inc.
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On June 2, 2022, Hasbro, Inc. (“Hasbro”) updated its website www.HasbroGamePlan.com, which contains information relating to Hasbro’s 2022 annual meeting of shareholders. A copy of the updated website content (other than that previously filed under cover of Schedule 14A) can be found below.

Vote for Hasbro’s Board of Directors Hasbro’s highly skilled Board, with expertise and experience directly relevant to overseeing Hasbro’s world class portfolio of assets across multiple play and entertainment categories, is maximizing value for all shareholders.

Alta Fox has again decided to change course on its campaign, narrowing it to "spin-off expert" Marcelo Fischer, just days before the scheduled Annual Meeting vote. Shareholders should question the lack of focus in Alta Fox's campaign and lack of clarity around its thesis, which reflects a highly inconsistent and fundamentally weak set of conclusions underlying its campaign. At the end of the day, it is clear that Alta Fox is looking for a win for Alta Fox, not for all Hasbro shareholders.

Alta Fox's campaign, which began just days after the passing of our long-time CEO Brian Goldner, is a distraction at a time when our new CEO should be given a chance to focus solely on our business for the benefit of all our stakeholders. The proposal to spin off Wizards would not create value and illustrated clear misunderstandings of our significant investment (over $1 billion in the last five years), support from the Board in growing the Wizards business (150% growth in MAGIC: THE GATHERING alone in the last five years), benefits Wizards receives from being part of Hasbro and the ability of our Brand Blueprint strategy to drive the future performance of Wizards and the entirety of Hasbro's business.

Chris Cocks's specific combination of expertise in both the Wizards business and the next generation of gaming makes him ideally positioned to develop, in conjunction with the Board, the strategy for the future of Hasbro.

The Board fully supports Chris and believes that, given the opportunity to execute with such support, his forward-looking, consumer-focused strategy and gameplan will help create and drive long-term shareholder value in the best interests of ALL shareholders.

Vote the WHITE proxy card to support the Hasbro Board of Directors at the Company's annual meeting of shareholders on June 8, 2022.

Total shareholder return since Hasbro instituted the Brand Blueprint strategy

279%[1]

Board members with digital gaming, media or consumer products expertise

12 of 13

Amount invested in growing Wizards of the Coast over the last 5 years, driving 150% growth in MAGIC: THE GATHERING alone

>$1 billion

[1] vs. 245% returned by the S&P 500 Consumer Durables index; 5/22/2008 through 4/22/2022

A Word from Hasbro's Board and CEO Richard S. Stoddart Chair of the Board“I know I can speak for our full Board when I say we are thrilled to work closely with Chris to continue our terrific momentum and maximize value for our shareholders. He is absolutely the right choice to lead Hasbro at this time. The skills and experiences of our current Board perfectly complement Chris’s passion for gaming, the consumer, multi-generational play and an exceptional ability to drive growth. It’s truly a winning team.” Meet the Hasbro Board Chris Cocks Chief Executive Officer “The Board has been a great partner for me as President of Wizards of the Coast. They constantly push me to think bigger and have a growth mindset. They have really challenged me and the entire team to generate the highest and biggest ROI impact for our fans and for our shareholders. As CEO I’ve had nothing but a great experience with them in my first hundred days since being announced. They’ve been very supportive of the new strategy shift that we’re trying to drive and the big strategy review that we have under way with the senior management team.” Read Our Letters to Shareholders

The Board of Directors operates with the best interests of ALL shareholders in mind as evidenced by the thorough succession planning process that identified Chris Cocks as Hasbro’s new CEO. Hasbro’s Board and management team regularly engage with our shareholders to hear their viewpoints regarding our Board of Directors and broader corporate strategy. We are very disappointed that Alta Fox continues to be more interested in chasing headlines and making a name for its founder and fund than engaging constructively. It has used a cherry-picked narrative that is not representative of the actions our Board has taken to try to constructively and quickly resolve this matter in the best interests of all shareholders. Our Board has independently and carefully considered the appropriateness of a spin-off of Wizards and found that a spin-off of Wizards would not create value for all shareholders. In our view it would limit growth and result in meaningful missed strategic and financial opportunities for both Wizards and the Hasbro business overall, in contrast to Alta Fox’s thesis. We encourage shareholders to support Chris in executing in his new role, employing the Wizards gameplan at Hasbro and enacting his vision, along with the full support of our highly skilled, diverse, proven and recently refreshed Board.

Latest News & Resources 05.31.22 May 31st Letter to Shareholders Press Release 05.27.22 Glass Lewis Recommends Shareholders Vote FOR ALL of Hasbro’s Director Nominees Press Release 05.24.22 May 24th Letter to Shareholders Press Release 05.18.22 May 18th Letter to Shareholders Press Release 05.16.22 Hasbro Investor Presentation Presentation 05.16.22 Hasbro Files Investor Presentation for 2022 Annual Meeting Press Release 05.09.22 May 9th Letter to Shareholders Press Release 04.25.22 Hasbro Board of Directors Issues Letter to Shareholders Press Release 04.04.22 Elizabeth Hamren and Blake Jorgensen Join Hasbro’s Board of Directors Press Release View all shareholder resources 2022 Hasbro, Inc. All Rights Reserved. Privacy Policy Calif. Privacy Rights & Notices Terms of Use

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be accompanied by such words as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “target,” “will” and other words and terms of similar meaning. Among other things, these forward-looking statements may include statements concerning: the impact and contributions of our new director appointments, and our ability to achieve our financial and business plans, goals and objectives, including achieving long-term sustainable profitable growth and long-term value for shareholders. Specific factors that might cause such a difference include those risks detailed from time to time in Hasbro’s filings with the SEC. The statements contained herein are based on Hasbro’s current beliefs and expectations and speak only as of the date of this communication. Except as may be required by law, Hasbro does not undertake any obligation to make any revisions to the forward-looking statements contained in this communication or to update them to reflect events or circumstances occurring after the date of this communication. You should not place undue reliance on forward-looking statements.

Additional Information and Where to Find It

Hasbro has filed with the SEC a definitive proxy statement on Schedule 14A on April 25, 2022, containing a form of WHITE proxy card, and other relevant documents with respect to its solicitation of proxies for Hasbro’s 2022 annual meeting of shareholders (the “2022 Annual Meeting”). INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY HASBRO AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION. Investors and security holders may obtain copies of these documents and other documents filed with the SEC by Hasbro free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Hasbro are also available free of charge by accessing Hasbro’s website at www.hasbro.com.

Participants to the Solicitation

Hasbro, its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies with respect to a solicitation by Hasbro in connection with matters to be considered at the 2022 Annual Meeting. Information about Hasbro’s executive officers and directors, including information regarding the direct and indirect interests, by security holdings or otherwise, is available in Hasbro’s definitive proxy statement for the 2022 Annual Meeting, which was filed with the SEC on April 25, 2022. To the extent holdings of Hasbro securities reported in the definitive proxy statement for the 2022 Annual Meeting have changed, such changes have been or will be reflected on Statements of Change in Ownership on Forms 3, 4 or 5 filed with the SEC. These documents are or will be available free of charge at the SEC’s website at www.sec.gov.